Exhibit 99.3

FitLife Brands, Inc.

Pro Forma Consolidated Financial Statements

(Expressed in United States dollars)

(Unaudited)

FitLife Brands, Inc.

Pro Forma Consolidated Balance Sheets

(Expressed in United States dollars) (Unaudited)

	FitLife	Mimi's
	Brands	Rock		Pro Forma	Pro Forma
	September 30, 2022	September 30, 2022	Note 4	Adjustments	Consolidated
	$	$		$	$
					(Unaudited)
Assets
Current assets
Cash	$14,929,000	$136,154	(b)	$12,500,000	$
			(f)	(16,995,970)	10,569,184
Accounts receivable, net of allowance of doubtful accounts	1,535,000	1,731,873		-	3,266,873
Inventories, net of allowance for obsolescence	7,578,000	1,058,293	(c)	330,524	8,966,817
Income tax receivable	-	-		-	-
Prepaid expenses and other current assets	229,000	106,611		-	335,611
Total Current Assets	24,271,000	3,032,931		(4,165,446)	23,138,485

Property and equipment, net	53,000	86,275		-	139,275
Right-of-use assets, net of amortization	117,000	110,777		-	227,777
Intangibles, net of amortization	160,000	10,528,231	(c)	(2,971,764)	7,716,467
Goodwill	358,000	16,645,961	(a)	(16,645,961)
			(d)	14,079,628	14,437,628
Deferred tax assets	1,992,000	-		-	1,992,000
Total Assets	26,951,000	30,404,175		(9,703,543)	47,651,632

Liabilities

Current liabilities
Bank indebtedness	-	-		-	-
Operating lines	-	2,830,848		-	2,830,848
Accounts payable	3,966,000	2,012,912	(e)	2,371,440	8,350,352
Accrued expense and other liabilities	625,000	-	(b)	-	625,000
Income tax payable	-	789,391		-	789,391
Provisions	-	23,522		-	23,522
Product returns	617,000	-		-	617,000
Lease liability - current portion	54,000	33,701		-	87,701
Debt - current portion	-	6,900,593	(a)	(6,900,593)	-
			(b)	2,500,000	2,500,000
Total Current Liabilities	5,262,000	12,590,967		(2,029,153)	15,823,814

Long-term lease liability, net of current portion	63,000	89,576		-	152,576
Debt	-	1,070,080	(a)	(1,070,080)	-
			(b)	10,000,000	10,000,000
Deferred income taxes	-	3,049,236	(c)	(628,554)	2,420,684
Total Liabilities	5,325,000	16,799,859		6,272,214	28,397,073

Shareholders' Equity

Common stock	46,000	16,246,342	(a)	(16,246,342)	46,000
Treasury stock	-	-		-	-
Contributed surplus	-	1,747,919	(a)	(1,747,919)	-
Additional paid-in capital	30,766,000	-		-	30,766,000
Accumulated deficit	(9,186,000)	(5,388,453)	(a), (i)	3,017,013	(11,557,440)
Accumulated other comprehensive income	-	998,508	(a)	(998,508)	-
Total Shareholders' Equity	21,626,000	13,604,316		(15,975,756)	19,254,560

Total Liabilities and Shareholders' Equity	26,951,000	30,404,175		(9,703,542)	47,651,633

The accompanying notes are an integral part of this pro forma consolidated balance sheet

FitLife Brands, Inc.

Pro Forma Consolidated Statements of Operations

For the nine months ended September 30, 2022

(Expressed in United States dollars) (Unaudited)

	FitLife	Mimi's
	Brands	Rock		Pro Forma	Pro Forma
	September 30, 2022	September 30, 2022	Note 4	Adjustments	Consolidated
	$	$			$

Revenue	$23,433,000	$23,235,705		$-	$46,668,705

Cost of goods sold	13,587,000	5,898,927	(g)	353,266
			(h)	7,513,017	27,352,210
Gross profit	9,846,000	17,336,778		(7,866,283)	19,316,495

Operating expenses
General and administration	4,834,000	2,368,940	(i)	2,371,440	9,574,380
Selling and marketing	-	12,778,362	(h)	(7,513,017)	5,265,345
Share based compensation	-	95,919		-	95,919
Depreciation and amortization	49,000	22,786	(j)	18,893	90,679
Foreign exchange losses	-	327,271		-	327,271
	4,883,000	15,593,278	-	(5,122,684)	15,353,594

Income from operations	4,963,000	1,743,500		(2,743,599)	3,962,901

Other (income) expenses
Interest (income) expense and financing costs	(59,000)	587,052	(k)	(587,052)
			(l)	644,625	585,625
	(59,000)	587,052		57,573	585,625

Net income before income tax	5,022,000	1,156,448		(2,801,172)	3,377,276
Income tax expense	1,066,000	809,200	(m)	(102,447)	1,772,753
Net income	3,956,000	347,248		(2,698,725)	1,604,523

The accompanying notes are an integral part of this pro forma consolidated statements of operations

FitLife Brands, Inc.

Pro Forma Consolidated Statements of Operations

For the twelve months ended December 31, 2021

(Expressed in United States dollars) (Unaudited)

	FitLife	Mimi's
	Brands	Rock		Pro Forma	Pro Forma
	December 31, 2021	December 31, 2021	Note 4	Adjustments	Consolidated
	$	$		$	$

Revenue	$27,913,000	$29,259,216		$-	$57,172,216

Cost of goods sold	15,409,000	8,523,058		-
			(h)	10,076,746	34,008,804
Gross profit	12,504,000	20,736,158		(10,076,746)	23,163,411

Operating expenses
General and administration	3,651,000	4,261,992		-	7,912,992
Selling and marketing	2,564,000	15,669,561	(h)	(10,076,747)	8,156,814
Share based compensation	-	82,757		-	82,757
Depreciation and amortization	59,000	57,462	(j)	7,648	124,110
Foreign exchange losses	-	174,960		-	174,960
	6,274,000	20,246,732		(10,069,099)	16,451,633

Income from operations	6,230,000	489,426		(7,647)	6,711,778

Other (income) expenses
Interest (income) expense and financing costs	(25,000)	560,736	(k)	(560,736)
			(l)	835,625	810,625
PPP loan forgiveness, including accrued interest	(453,000)	-		-	(453,000)
Goodwill impairment loss	-	3,386,979		-	3,386,979
	(478,000)	3,947,715		274,889	3,744,604

Net income (loss) before income tax	6,708,000	(3,458,289)		(282,536)	2,967,174
Income tax expense	1,298,000	544,975		-	1,842,975
Net income (loss)	5,410,000	(4,003,264)		(282,536)	1,124,200

The accompanying notes are an integral part of this pro forma consolidated statements of operations

FitLife Brands, Inc.

Notes to the unaudited Pro-Forma Consolidated Financial Statements

(Expressed in United States dollars)
(Unaudited)

1.	BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheets and consolidated statements of operations of FitLife Brands, Inc. (“FitLife” or “the Company”) for the nine-month period ended September 30, 2022 and year ended December 31, 2021 (the “Pro Forma Consolidated Financial Statements”), have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”), for illustrative purposes only, after giving effect to the Arrangement between FitLife and Mimi’s Rock Corp. (“Mimi’s Rock”) (the “Arrangement”) on the basis of the assumptions and adjustments described in notes 3 and 4. These unaudited Pro Forma Consolidated Financial Statements do not include all of the disclosures required by US GAAP.

The unaudited Pro Forma Consolidated Financial Statements of the Company have been compiled from:

(a)	the audited consolidated financial statements of FitLife for the year ended December 31, 2021;

(b)	the audited consolidated financial statements of Mimi’s Rock for the year ended December 31, 2021;

(c)	the unaudited interim condensed consolidated financial statements of FitLife for the nine months ended September 30, 2022; and

(d)	the unaudited interim condensed consolidated financial statements of Mimi’s Rock for the nine months ended September 30, 2022.

The pro forma financial statements are presented in United States dollars (“USD”) and prepared in accordance with US GAAP. Since Mimi’s Rock’s historical consolidated financial statements are presented in Canadian dollars (“CAD”) and prepared in accordance with International Financial Reporting Standards (“IFRS”), the historical financial information of Mimi’s Rock used in the Pro Forma Consolidated Financial Statements have been reconciled to US GAAP and translated to USD (see note 5).

It is management’s opinion that the unaudited Pro Forma Consolidated Financial Statements, include all adjustments necessary for the fair presentation, in all material respects, of the Arrangement described in note 3 in accordance with US GAAP, applied on a basis consistent with FitLife’s accounting policies, except as otherwise noted.

The pro forma consolidated balance sheet gives effect to the Arrangement as if it had occurred on  September 30, 2022. The pro forma consolidated statements of operations and comprehensive loss gives effect to the Arrangement as if it had occurred at the beginning of reporting period.

The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma consolidated financial information and actual adjustments, when recorded, may differ materially. The unaudited Pro Forma Consolidated Financial Statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Arrangement had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. In addition to the pro forma adjustments, various other factors will have an effect on the financial condition and results of operations after the completion of the Arrangement.

The pro forma balance sheet is adjusted for the Line of Credit Agreement entered into by the Company with First Citizens Bank, which provided the Company with a term loan for the principal amount of $12.5 million (“Term Loan”) and increased the Line of Credit to $3.5 million.  All other terms of the Line of Credit Agreement remain unchanged.

The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited Pro Forma Consolidated Financial Statements do not reflect operational and administrative cost savings that may be achieved as a result of the Arrangement.

The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements and notes thereto of FitLife and Mimi’s Rock included elsewhere in this document.

2.	SIGNIFICANT ACCOUNTING POLICIES

The unaudited Pro Forma Consolidated Financial Statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of FitLife for the years ended December 31, 2021 and 2020. Certain financial statement presentation adjustments were also made. Additional accounting policies related to Mimi’s Rock will be included in the FitLife consolidated financial statements after the Arrangement on a going forward basis.

3.	PRO FORMA PRELIMINARY PURCHASE PRICE ALLOCATION AND ASSUMPTIONS

The purchase price of approximately $17.0 million USD ($23.3 million CAD) is comprised of cash paid to the previous shareholders of Mimi’s Rock and the liabilities that were repaid as part of the Arrangement (also see note 4(b)).

Mimi’s Rock fair value adjusted amounts were translated from CAD to USD using the following historical exchange rates:

Exchange rate as at September 30, 2022	0.7296

A preliminary estimate of the fair value of the assets to be acquired and the liabilities to be assumed by FitLife in connection with the proposed acquisitions is as follows:

	As of September 30, 2022
	CAD	CAD	CAD	CAD	USD
	Per Mimi’s Rock FS $	Fair value adjustment $	Other adjustments $	Mimi’s Rock fair value adjusted $	Mimi’s Rock fair value adjusted $	Note 3
Assets Acquired
Cash	186,614	-		186,614	136,154	(a)
Trade and other receivables	2,373,730	-		2,373,730	1,731,873	(a)
Inventories	1,450,511	453,021		1,903,532	1,388,818	(a)
Prepaid expenses	146,123	-		146,123	106,611	(a)
Property and equipment	118,250	-		118,250	86,275	(a)
Right-of-use assets	151,832	-		151,832	110,777	(a)
Intangible assets	14,430,141	(4,073,141)		10,357,000	7,556,467	(c), (d)
Goodwill	22,815,188	(22,815,188)		-	-	(f)
Total assets acquired	41,672,389	(26,435,308)		15,237,081	11,116,975

Liabilities Assumed
Operating lines	3,880,000	-		3,880,000	2,830,848	(b)
Accounts payable and accrued liabilities	2,758,926	-		2,758,926	2,012,912	(b)
Income taxes payable	1,081,950	-		1,081,950	789,391	(b)
Provisions	32,239	-		32,239	23,522	(b)
Current portion of lease liability	46,191	-		46,191	33,701	(b)
Current portion of debt	9,458,050	-	(9,458,050)	-	-	(e)
Lease liability	122,774	-	-	122,774	89,576	(b)
Debt	1,466,666	-	(1,466,666)	-	-	(e)
Deferred tax liabilities	4,179,326	(861,503)		3,317,823	2,420,684	(c), (d)
Total liabilities assumed	23,026,122	(861,503)	(10,924,716)	11,239,903	8,200,634

Goodwill				19,297,737	14,079,629	(f)

Total purchase price				23,294,915	16,995,970

A preliminary estimate of the fair value of the assets to be acquired and the liabilities to be assumed by FitLife in connection with the proposed Arrangement is as follows:

(a)	The carrying values of all current assets and non-current assets acquired are assumed to be representative of their estimated fair values other than in the case of inventories.

(b)	The carrying values of current liabilities and non-current liabilities assumed are assumed to be representative of their estimated fair values.

(c)	Existing intangible assets and goodwill recorded in Mimi’s Rock are revalued to $nil on a preliminary basis.

(d)	A preliminary fair value estimate of $10,357,000 has been assigned to intangible assets representing brands and trademarks. The assumptions used to determine the fair value of the acquired intangible assets may change as Mimi’s Rock finalizes the purchase price allocations following the completion of the Arrangement. Deferred tax liabilities of $2,420,684 as at September 30, 2022 arose as a result of recognizing the identified intangible assets acquired.

(e)	The carrying values of the current portion and long-term portion of debt are revalued to $nil as they were repaid as part of the Arrangement.

(f)	The goodwill represents the difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed.

As the consolidated balance sheets for Mimi’s Rock are already included, the only adjustments required (further detailed in note 4) are for the payment of the consideration, fair value adjustments to assets and liabilities acquired, derecognition of liabilities and elimination of all items in shareholders’ equity.

The preliminary purchase price allocation has been used to prepare the pro forma adjustments (note 4). The purchase price allocation will be finalized following the effective date of the Arrangement when the valuation analysis is complete. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

4.	PRO FORMA ADJUSTMENTS

Pro forma adjustments to the consolidated balance sheet at September 30, 2022

The unaudited pro forma consolidated balance sheet reflects the following adjustments as if the Arrangement described in note 3 had occurred on September 30, 2022:

(a)	To record elimination of all items in shareholders’ equity in Mimi’s Rock.

(b)	To record debt obtained by FitLife to fund the Arrangement. The Credit Agreement entered into by the Company with First Citizens Bank provided the Company with a term loan for the principal amount of $12.5 million.

(c)

To record fair value adjustment for inventory, identifiable intangible assets acquired and the related deferred tax liabilities in the Arrangement, including brands and trademarks, as discussed in note 3(d).

(d)

To record goodwill which represents the excess of the preliminary estimated fair value of the net identifiable assets acquired and liabilities assumed by FitLife over the estimated purchase price (see also note 3).

(e)	To record expected transaction costs in FitLife and Mimi’s Rock related to the Arrangement.

(f)	To record purchase price consideration related to the Arrangement.

Pro forma adjustments to the consolidated statements of operations for the year ended December 31, 2021 and the nine-month period ended September 30, 2022

The unaudited pro forma consolidated statements of operations for the nine-months ended September 30, 2022 and year ended December 31, 2021 reflects the following adjustments as if the Arrangement described in note 3 had occurred on January 1, 2022 and 2021, respectively:

(g)

To record an increase in cost of sales for the fair value increment associated with inventory acquired that is expected to be sold within one year of the acquisition date. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory.

(h)	To reclass certain distribution fees recorded in selling and marketing expenses in Mimi’s Rock to cost of goods sold to align with FitLife’s accounting policy.

(i)	To record expected transaction costs to be incurred by FitLife and Mimi’s Rock related to the Arrangement.

(j)	To record additional amortization on leasehold improvements in Mimi’s Rock to conform to FitLife’s policy of amortizing straight-line over five-years.

(k)	To reverse interest expense related to repayment of Mimi’s Rock debt upon closing of the Arrangement as described in note 4(c).

(l)

To record interest expense related to new debt obtained by FitLife to fund the acquisition of Mimi’s Rock as described in note 3(e) at a benchmark rate of 7.64%. A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $63,000 for the nine months ended September 30, 2022 and approximately $104,000 for the year ended December 31, 2021.

(m)	To adjust deferred tax liabilities for fair value increment associated with inventory acquired that is expected to be sold within one year of the acquisition date.

5.	ADJUSTMENTS TO THE HISTORICAL INFORMATION OF MIMI’S ROCK (IFRS to US GAAP)

The historical financial information of Mimi’s Rock was prepared in accordance with International Financial Reporting Standards (“IFRS”) and presented in Canadian dollars (“CAD”).

The historical financial information was translated from CAD to USD using the following historical exchange rates:

Exchange rate as at September 30, 2022	0.7296
Average exchange rate for the nine-months ended September 30, 2022	0.7798
Average exchange rate for the year ended December 31, 2021	0.7980

The table below presents the adjustments made to convert from IFRS to US GAAP.

	Mimi’s Rock As of September 30, 2022 in CAD $	Mimi’s Rock As of September 30, 2022 in USD $
Assets
Current assets
Cash	186,614	136,154
Accounts receivables, net of allowance of doubtful accounts	2,373,730	1,731,873
Inventories, net of allowance for obsolescence	1,450,511	1,058,293
Prepaid expenses and other current assets	146,123	106,611
Total Current Assets	4,156,978	3,032,931

Property and equipment, net	118,250	86,275
Rights-of-use assets, net of amortization	151,832	110,777
Intangibles, net of amortization	14,430,141	10,528,231
Goodwill	22,815,188	16,645,961
Total Assets	41,672,389	30,404,175

Liabilities
Current liabilities
Operating lines	3,880,000	2,830,848
Accounts payable	2,758,926	2,012,912
Income tax payable	1,081,950	789,391
Provisions	32,239	23,522
Lease liability - current portion	46,191	33,701
Debt - current portion	9,458,050	6,900,593
Total Current Liabilities	17,257,356	12,590,967

Long-term lease liability, net of current portion	122,774	89,576
Debt	1,466,666	1,070,080
Deferred income taxes	4,179,326	3,049,236
Total Liabilities	23,026,122	16,799,859

Shareholders’ Equity

Common stock	22,267,464	16,246,342
Contributed surplus	2,395,722	1,747,919
Accumulated deficit	(7,385,488)	(5,388,453)
Accumulated other comprehensive income	1,368,569	998,508
Total Shareholders' Equity	18,646,267	13,604,316
Total Liabilities and Shareholders’ Equity	41,672,389	30,404,175

5.	ADJUSTMENTS TO THE HISTORICAL INFORMATION OF MIMI’S ROCK (IFRS to US GAAP) (continued)

	Mimi’s Rock Nine months ended September 30, 2022 $	Leases	Mimi’s Rock Total in CAD $	Mimi’s Rock Total in USD $
Revenue	29,797,006		29,797,006	23,235,705

Cost of goods sold	7,564,666		7,564,666	5,898,927

Gross profit	22,232,340	-	22,232,340	17,336,778

Operating expenses
General and administrative	2,993,329	44,553	3,037,882	2,368,940
Selling and marketing	16,386,717		16,386,717	12,778,362
Share-based compensation	123,004		123,004	95,919
Depreciation and amortization	63,382	(34,162)	29,220	22,786
Foreign exchange losses	419,687		419,687	327,271
	19,986,119	10,391	19,996,510	15,593,278

Income from operations	2,246,221	10,391	2,235,830	1,743,500

Other expense (income)
Interest expense and financing costs	763,215	(10,391)	752,824	587,052
	763,215	(10,391)	752,824	587,052

Net income before income tax	1,483,006	-	1,483,006	1,156,448
Provision for income taxes	1,037,702		1,037,702	809,200
Net income	445,304	-	445,304	347,248

	Mimi’s Rock Twelve months ended December 31, 2021 $	Leases $	Mimi’s Rock Total in CAD $	Mimi’s Rock Total in USD $
Revenue	36,665,684		36,665,684	29,259,216

Cost of goods sold	10,680,524		10,680,524	8,523,058

Gross profit	25,985,160	-	25,985,160	20,736,158

Operating expenses
General and administrative	5,254,771	86,071	5,340,842	4,261,992
Selling and marketing	19,636,041		19,636,041	15,669,561
Share-based compensation	103,705		103,705	82,757
Depreciation and amortization	130,081	(58,073)	72,008	57,462
Foreign exchange losses	219,248		219,248	174,960
	25,343,846	27,998	25,371,844	20,246,732

Income from operations	641,314	27,998	613,316	489,426

Other expense (income)
Interest expense and financing costs	730,675	(27,998)	702,677	560,736
Goodwill impairment loss	4,244,335		4,244,335	3,386,979
	4,975,010	(27,998)	4,947,012	3,947,715

Net loss before income tax	(4,333,696)	-	(4,333,696)	(3,458,289)
Provision for income taxes	682,926		682,926	544,975
Net loss for the year	(5,016,622)	-	(5,016,622)	(4,003,264)

IFRS differs in certain material respects from US GAAP. The following material adjustments have been made to reflect Mimi’s Rock historical consolidated statement of loss on a US GAAP basis for purposes of the unaudited pro forma financial information.

i)	Leases

Under US GAAP, at lease commencement, a lessee classifies a lease as a finance lease or an operating lease. Under IFRS, lessees do not classify leases and all leases are accounted for under a single model. For operating leases under US GAAP, the subsequent measurement of the lease liability is based on the present value of the remaining lease payments using the discount rate determined at lease commencement (which would result in the same amount of lease liability as in IFRS), while the right-of-use asset is remeasured at the amount of the lease liability, adjusted for the remaining balance of any lease incentives received, cumulative prepaid or accrued rents, unamortized initial direct costs and any impairment. This treatment under US GAAP generally results in straight-line expense being incurred over the lease term and recorded to general and administrative expenses. IFRS generally yields front-loaded expense recognition. Under IFRS, a constant interest rate is applied to the lease liability interest expense decreases as cash payments are made during the lease term and the lease liability decreases. Therefore, more interest expense is incurred in the early periods and less in the later periods. This trend in the interest expense, combined with straight-line depreciation of the right-of-use asset, results in a front-loaded expense recognition pattern.

Mimi’s Rock has one operating lease recorded under IFRS. It has been determined that the differences in historical interest expense and amortization expense recognized in Mimi’s Rock would not be materially different from the amounts required to be accounted for under US GAAP. Therefore, the interest expense and amortization expense previously recorded separately on the historical consolidated statements of loss have been reclassed to general and administrative expense.

5.	TAX RATE

FitLife’s effective income tax rate for the German entity was 31.5% and for the Canadian entity was 26.5% for the year-ended December 31, 2021 and nine-month period ended September 30, 2022. The effective income tax rate was used in determining the proforma adjustments. Actual rates will differ as a result of the temporary and permanent differences. The pro forma effective income tax rate applicable to the operations subsequent to the completion of the Arrangement is 21% to 31.5%.

6.	PRO FORMA EARNINGS PER SHARE

The Pro Forma Earnings per Share (“Proforma EPS) has been adjusted to reflect the pro forma consolidated net income (loss) for the year ended December 31, 2021 and nine-month period ended September 30, 2022. The number of shares used in calculating the pro forma consolidated basic and diluted earnings per share is outlined below.

The following is a breakdown of the EPS calculation:

September 30, 2022
Net income	$1,604,523
Weighted average number of shares – basic	4,555,347
Net income per share - basic	$0.35
Weighted average number of shares – diluted	4,978,828
Net income per share - diluted	$0.32

December 31, 2021
Net income	$1,124,200
Weighted average number of shares – basic	4,406,614
Net income per share - basic	$0.26
Weighted average number of shares – diluted	4,801,370
Net income per share – diluted	$0.23